UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 10, 2023

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

25 West 39th Street New York, NY	10018
(Address of principal executive oﬃces)	(Zip Code)
Registrant’s telephone number, including area code (212) 213-0111
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.001 par value	TRKA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Sid Toama Letter Agreement

On February 10, 2023, Troika Media Group, Inc. (the “Company”) and Sadiq (Sid) Toama, the Company’s President and Chief Executive Officer, entered into a letter agreement (the “Toama Letter Agreement”) that amends the terms of Mr. Toama’s Executive Employment Agreement with the Company dated March 21, 2022 (the “Toama Employment Agreement”). The Toama Letter Agreement (i) provides that Mr. Toama shall serve as the Chief Executive Officer of the Company, (ii) increases Mr. Toama’s base salary to $750,000, (iii) increases his car allowance to $3,000 per month, and (iv) provides that he is eligible for an annual incentive bonus of up to 200% of his base salary based on achievement of annual Company and individual performance objectives as determined by the Compensation Committee.

In addition, under the terms of the Toama Letter Agreement, Mr. Toama will be entitled to a one-time Retention Bonus upon the occurrence of a “Triggering Event”, subject to Mr. Toama’s continuous employment through the occurrence thereof. A Triggering Event is defined as the earliest to occur of (i) the consummation of the first Change of Control (defined in the Toama Employment Agreement), (ii) the consummation of a “Financing Transaction”, and (iii) February 10, 2024. A Financing Transaction is defined as a refinancing, refunding or restructuring of the debt payable pursuant to the Financing Agreement with a maturity date of not less than 12 months from the date such refinancing, refunding or restructuring is consummated.

The amount of Mr. Toama’s Retention Bonus, if any, will be (i) $2,250,000, if the Triggering Event is a Change of Control or (ii) $1,500,000, if the Triggering Event is a Financing Transaction. In addition, a Retention Bonus of $1,500,000 will be payable to Mr. Toama if no Change of Control or Financing Transaction has been consummated by February 10, 2024, or if Mr. Toama’s employment is terminated by the Company other than for Cause or he resigns for Good Reason prior to a Triggering Event, subject to his delivery of a customary release in favor of the Company and any additional severance payable by the Company under the terms of the Toama Employment Agreement. The Retention Bonus, if paid, will be in lieu of Mr. Toama’s annual bonus for the 2023 fiscal year.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, the Toama Employment Agreement on file with the SEC and the Toama Letter Agreement attached as Exhibit [10.1] hereto.

Erica Naidrich Letter Agreement

On February 10, 2023, the Company and Erica Naidrich, the Company’s Chief Financial Officer, entered into a letter agreement (the “Naidrich Letter Agreement”) that amends the terms of Ms. Naidrich’s Executive Employment Agreement with the Company dated May 23, 2022 (the “Naidrich Employment Agreement”). The Naidrich Letter Agreement, (i) increases Ms. Naidrich’s base salary to $450,000, (ii) increases her car allowance to $3,000 per month, (iii) provides for an annual reimbursement of $5,481 for life insurance, and (iv) provides that she is eligible for an annual incentive bonus of up to 100% of her base salary based on achievement of annual Company and individual performance objectives as determined by the Compensation Committee.

In addition, under the terms of the Naidrich Letter Agreement, Ms. Naidrich will be entitled to a one-time Retention Bonus upon the occurrence of a Triggering Event, subject to Ms. Naidrich’s continuous employment through the occurrence thereof.

The amount of Ms. Naidrich’s Retention Bonus, if any, will be (i) $900,000, if the Triggering Event is a Change of Control or (ii) $450,000, if the Triggering Event is a Financing Transaction. In addition, a Retention Bonus of $450,000 will be payable to Ms. Naidrich if no Change of Control or Financing Transaction has been consummated by February 10, 2024, or if Ms. Naidrich’s employment is terminated by the Company other than for Cause or she resigns for Good Reason prior to a Triggering Event, subject to her delivery of a customary release in favor of the Company and any additional severance payable by the Company under the terms of the Naidrich Employment Agreement. The Retention Bonus, if paid, will be in lieu of Ms. Naidrich’s annual bonus for the 2023 fiscal year.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, the Naidrich Employment Agreement on file with the SEC and the Naidrich Letter Agreement attached as Exhibit [10.2] hereto.

Item 8.01 Other Events.

On February 10, 2023, Blue Torch Finance LLC (“Blue Torch”) and the Company entered into an Amended and Restated Limited Waiver (the “A&R Limited Waiver”) of certain events of default (such events of default, the “Specified Events of

Default”) under the Financing Agreement dated March 21, 2022, by and among the Company, the lenders from time-to-time party thereto (the “Lenders”), and Blue Torch as collateral agent and administrative agent for the Lenders (the “Financing Agreement”). The A&R Limited Waiver amends and restates the Limited Waiver to Financing Agreement dated as of October 14, 2022, as amended by that certain First Amendment to Limited Waiver to Financing Agreement dated as of October 28, 2022, Second Amendment to the Limited Waiver to Financing Agreement dated as of November 11, 2022, Third Amendment to the Limited Waiver to Financing Agreement dated as of November 25, 2022, Fourth Amendment to the Limited Waiver to Financing Agreement dated as of December 9, 2022, and Fifth Amendment to the Limited Waiver to Financing Agreement dated as of December 23, 2022, and Sixth Amendment to the Limited Waiver to Financing Agreement dated as of January 13, 2023, and the Seventh Amendment to the Limited Waiver to the Financing Agreement dated January 31, 2023.

The A&R Limited Waiver provides that, among other things, during the Waiver Period (defined below), the Company will comply with certain sale and refinancing milestones and refrain from engaging in any “Permitted Acquisition” under the Financing Agreement or making certain post-closing payments to the sellers of the Converge business under that certain Membership Interest Purchase Agreement, dated as of November 22, 2021, among the Company, the Converge sellers and the other parties thereto.

The A&R Limited Waiver will expire on the earliest of (x) the occurrence of an Event of Default under the Financing Agreement that is not a Specified Event of Default, (y) a failure by the Company to comply with certain sale and refinancing milestones set forth in a side letter agreed by the Company and the Lenders and (z) June 20, 2023, subject to potential extension of up to 60 days to obtain regulatory and/or shareholder approval in the event the Company is pursuing a sale transaction (the “Waiver Period”).

The A&R Limited Waiver concerns events of default that relate to the Company’s failure to satisfy certain financial and non-financial covenants under the Financing Agreement. The Company is currently engaged in good faith negotiations with Blue Torch, as agent for the Lenders, to amend the Financing Agreement and cure the events of default, although we cannot assure you that we will be successful in doing so. If the Company is unsuccessful in renegotiating the Financing Agreement and curing the continuing events of default by the expiration of the Waiver Period, the Company intends to seek further Limited Waivers with Blue Torch, although we cannot assure you that Blue Torch would be willing to grant additional waivers. For further information on the terms of the Financing Agreement please refer to our Amended Annual Report on Form 10-K/A for the fiscal year ended June 30, 2022, filed with the SEC on November 22, 2022.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, the A&R Limited Waiver attached as Exhibit [99.1].

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	Toama Letter Agreement
10.2	Naidrich Letter Agreement
99.1	Amended and Restated Limited Waiver
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: February 16, 2023	By:	/s/ Erica Naidrich
(Signature)
Erica Naidrich Chief Financial Officer